Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 333-283736 on Form S-8 of Farmers & Merchants Bancorp of our report dated March 14, 2024, relating to our audit of the consolidated financial statements, which appears in this Form 10-K.

/s/ Eide Bailly LLP

Walnut Creek, California

March 13, 2026